Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 8, 2005 with respect to the consolidated financial statements of Online Resources Corporation in the Registration Statement (Form S-3 No. 333-122699) and related Prospectus of Online Resources Corporation for the registration of 4,504,893 shares of its common stock and to the incorporation by reference therein of our reports dated March 8, 2005, with respect to Online Resources Corporation’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Online Resources Corporation, and with respect to the financial statement schedules included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

McLean, Virginia
March 11, 2005                                                            /s/Ernst & Young LLP